                                                                   EXHIBIT 10.1

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED. [ * ] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF AN APPLICATION FOR CONFIDENTIAL TREATMENT AND IS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    FOURTH AMENDMENT TO CREDIT AGREEMENT

                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth
                                                                   ------
Amendment") is entered into as of August 7, 2001 among Mail-Well I
---------
Corporation, a Delaware corporation (the "Company"), as borrower, Mail-Well,
                                          -------
Inc., a Colorado corporation (the "Parent"), and certain other U.S.
                                   ------
Subsidiaries of the Parent, as guarantors, the several financial institutions from time to time party to the Credit Agreement referred to below (individually, a "Lender" and, collectively, the "Lenders"), ABN AMRO
                        ------                          -------
Bank N.V., as syndication agent, The Bank of Nova Scotia, as documentation agent, SunTrust Bank and Union Bank of California, N.A., as managing agents, and Bank of America, N.A., as Issuing Bank, Swingline Bank and as administrative agent for itself and the other Lenders (in such capacity, the "Agent").
 -----
                  WHEREAS, the Company, the Parent and the other Loan Parties, the Lenders and the Agent entered into a Credit Agreement dated as of February 18, 2000, as amended by that certain First Amendment to Credit Agreement dated as of July 28, 2000, that certain Second Amendment to Credit Agreement dated as of March 28, 2001, and that certain Third Amendment to Credit Agreement dated as of June 29, 2001 (as so amended, the "Credit
                                                                ------
Agreement"); and
---------

                  WHEREAS, the Company has requested that the Majority Lenders agree to certain amendments to the Credit Agreement, and the Majority Lenders have agreed to such request, subject to the terms and conditions of this Fourth Amendment;

                  NOW, THEREFORE, the parties hereto agree as follows:

1.       Definitions; References; Interpretation.
         ---------------------------------------

         (a) Unless otherwise specifically defined herein, each term used herein (including in the Recitals hereof) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

         (b) Each reference to "this Agreement", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Credit Agreement, and each reference to "the Credit Agreement" and each other similar reference in the other Loan Documents, shall from and after the Effective
Date (as defined below) refer to the Credit Agreement as amended hereby.

         (c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Fourth Amendment.

2.       Amendments to Credit Agreement. Subject to the terms and conditions
         ------------------------------
hereof, the Credit Agreement is amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the "Effective Date"):
                                                               --------------

         (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i)    The defined term "Attributed Principal Amount" set
                                           ---------------------------
forth in Section 1.01 of the Credit Agreement is deleted in its entirety.

                  (ii)   A new defined term "Borrowing Base" shall be added to
                                             --------------
Section 1.01 in proper alphabetical order as follows:

                  ""Borrowing Base" means asset-based lending limits
                    --------------
         reasonably satisfactory to the Agent, the Majority Lenders and the Loan Parties to become effective not later than August 15, 2002 in accordance with Section 5 of the Fourth Amendment to Credit Agreement dated as of August 7, 2001 (the "Borrowing Base Agreement Date")."
                                          -----------------------------

                  (iii)  A new defined term "Borrowing Base Agreement Date"
                                             -----------------------------
shall be added to Section 1.01 in proper alphabetical order as follows:

                  ""Borrowing Base Agreement Date" shall have the meaning
                    -----------------------------
         set forth in the definition of Borrowing Base."

                  (iv)   A new defined term "Borrowing Base Certificate" shall
                                             --------------------------
be added to Section 1.01 in proper alphabetical order as follows:

                  ""Borrowing Base Certificate" means a certificate of a
                    --------------------------
         Responsible Officer of the Borrower, in such form as the Agent reasonably shall specify prior to the Borrowing Base Agreement Date, with such changes thereto as the Agent or the Majority Lenders may from time to time reasonably request."

                  (v)    The defined term "Collateral Release Date" set forth
                                           -----------------------
in Section 1.01 of the Credit Agreement is deleted in its entirety.

                  (vi)   A new defined term "Compliance Event" shall be added
                                             ----------------
to Section 1.01 in proper alphabetical order as follows:

                  ""Compliance Event" means the date occurring after the
                    ----------------
         second fiscal quarter of 2002 on which the Agent receives a completed Compliance Certificate, executed by a Responsible Officer, pursuant to Section 7.02 of the Credit Agreement (i) certifying the financial statements required under Section 7.01(b) and the other information required under the Compliance Certificate (including, without limitation, that no Default or Event of Default has occurred and is continuing) and (ii) demonstrating that the Parent and its Subsidiaries are in compliance with the financial covenants set forth in Section 8.21 as of the last day of the second fiscal quarter of 2002."

                  (vii)  The defined term "EBITDA" set forth in Section 1.01 of
                                           ------
the Credit Agreement is amended and restated in its entirety as follows:

                                     2


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                  ""EBITDA" means, for any period, for the Parent and its
                    ------
         Subsidiaries, the sum of Consolidated Net Income of the Parent and its Subsidiaries for such period plus (to the extent deducted in
                                          ----
         determining Consolidated Net Income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation expense, amortization expense and other non-cash expenses for such period, in each case, measured in accordance with GAAP, and (without duplication) (iv) the following charges incurred in connection with the Restructuring (collectively, the "Restructuring Charges"), in each case, measured in accordance with GAAP: (A) pre-tax net losses of up to $90,000,000 in fiscal year 2001 resulting from book losses on dispositions recorded in fiscal year 2001, (B) pre-tax net losses for fiscal years 2001 and 2002 resulting from restructuring charges in an aggregate amount of up to $100,000,000 subject to the limitations that (x) no more than $60,000,000 of such charges (cash and non-cash) may be added back in the calculation of EBITDA for fiscal year 2001, (y) no more than $40,000,000 of cash restructuring charges may be added back in the calculation of EBITDA for fiscal year 2001, and (z) no more than $55,000,000 of cash restructuring charges in the aggregate may be added back in the calculation of EBITDA for fiscal years 2001 and 2002.

                  "For purposes of determining the consolidated EBITDA of the Parent and its Subsidiaries hereunder for purposes of calculating the Total Leverage Ratio and the Senior Leverage Ratio only, EBITDA shall be adjusted for Permitted Acquisitions of Persons that become Subsidiaries or become part of consolidated Subsidiaries (each an "Acquired Subsidiary") made by the Parent, the Company or any Subsidiary during the four fiscal quarter period (the "Compliance Period") for which the consolidated EBITDA of the Parent and its Subsidiaries is being calculated. Such adjustment shall be made as follows:

                  "(i)   actual financial results of each such Acquired
         Subsidiary from the date of its Acquisition through the end of the Compliance Period shall be included in the consolidated measure of EBITDA in accordance with GAAP;

                  "(ii) historical financial results of each such Acquired Subsidiary shall be included in the consolidated measure of EBITDA if any one of the following conditions is satisfied: (1) either (A) audited financial statements of such Acquired Subsidiary are available for its most recent fiscal year-end or (B) if such audited financial statements are not yet available because such Acquired Subsidiary was acquired within 90 days of its most recent fiscal year-end, audited financial statements of such Acquired Subsidiary are available for its next most recent fiscal year-end;
         (2) such Acquired Subsidiary is a Subsidiary or division of a public company for which either (A) audited financial statements are available for such company's most recent fiscal year-end or (B) if such audited financial statements are not yet available because such Acquired Subsidiary was acquired within 90 days of such public company's most recent fiscal year-end, audited financial statements of such public company are available for its next most recent fiscal year-end; or (3) reviewed financial statements of such Acquired Subsidiary prepared in accordance with GAAP are available for its most recent fiscal year-end;

                  "(iii) if one or more of the conditions set forth in the preceding paragraph (ii) are satisfied, then such historical financial results shall be so included as follows: (1) the Parent shall determine in accordance with GAAP the relevant financial results of such Acquired

                                     3


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

         Subsidiary for the period of four fiscal quarters of such Acquired Subsidiary ending on the date of its fiscal quarter most recently ended prior to the date of its Acquisition, (2) the Parent shall make adjustments to such financial results to exclude any specific, identifiable expense items which are eliminated (in accordance with Regulation S-X promulgated by the SEC) as a result of the Permitted Acquisition of such Acquired Subsidiary at the closing thereof, and
         (3) the Parent shall include in consolidated EBITDA only such portion of such relevant historical financial results that is obtained by multiplying such financial results by the quotient obtained by dividing (x) the number of days elapsed from the first day of the Compliance Period to the date of the Acquisition of such Acquired Subsidiary, by (y) 365;

         "provided, however, that amounts that would otherwise be included
          --------  -------
         in EBITDA on account of Permitted Acquisitions made by any of the Parent or its Subsidiaries shall be excluded unless the Agent and the Lenders have been provided with reasonably satisfactory independent verification of such historical financial results. The parties agree that if at any time (A) the historical financial results of any Acquired Subsidiary have not been included in the consolidated measure of EBITDA because none of the requirements set forth in clauses (1), (2) and (3) of the preceding clause (ii) have theretofore been satisfied, (B) audited financial statements for such Acquired Subsidiary shall have since become available for its most recent fiscal year-end and (C) such Acquired Subsidiary was acquired during the Compliance Period for which the consolidated EBITDA of the Parent and its Subsidiaries is then being calculated, then (subject to the preceding proviso) the Parent shall adjust its consolidated EBITDA as provided in the preceding clauses (i), (ii) and (iii); provided, however, that this sentence is intended only to permit the Parent to make adjustments to its consolidated EBITDA in respect of the historical financial results of such Acquired Subsidiary for purposes of any certificate or demonstration of covenant compliance to be delivered to the Agent and/or the Lenders after the date on which such audited financial statements become available, and this sentence is not intended to permit the Parent to restate or otherwise re-calculate its consolidated EBITDA for purposes of any certificate or demonstration of covenant compliance delivered to the Agent and/or the Lenders prior to the date on which such audited financial statements became available.

                  "Upon any disposition by the Parent, the Company or the Subsidiaries of any Subsidiary or of any assets (other than to the Parent, the Company or any Subsidiary), all financial results of such Subsidiary or attributable to such assets during the Compliance Period in which such disposition occurred shall be excluded from the calculation of EBITDA hereunder for purposes of calculating the Total Leverage Ratio and the Senior Leverage Ratio only."

                  (viii) The defined term "Existing Receivables Purchase
                                           -----------------------------
Facility" set forth in Section 1.01 shall be deleted in its entirety.
--------
                  (ix)   Clause (a) in the definition of "Fixed Charge Coverage
                                                          ---------------------
Ratio" in Section 1.01 of the Credit Agreement shall be amended and restated as
-----
follows:

                         "(a) EBITDA for the period of the last four
         fiscal quarters ended on or prior to such date minus cash taxes
                                                        -----
         paid during such period (other than cash taxes paid in respect of the Restructuring and plans of dispositions with respect thereto) to"

                                     4


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

                  (x)    Clause (h) in the definition of "Indebtedness" in
                                                          ------------
Section 1.01 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

                  (xi)   The following language at the end of the definition
of "Lien" in Section 1.01 of the Credit Agreement shall be deleted and replaced
    ----
with a period: "or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility."

                  (xii)  The defined term "Permitted Receivables Purchase
                                           ------------------------------
Facility" in Section 1.01 of the Credit Agreement shall be deleted in its
--------
entirety.

                  (xiii) Subsection (vi) of the definition of "Permitted
                                                               ---------
Acquisition" in Section 1.01 of the Credit Agreement shall be amended and
-----------
restated as follows:

                         "(vi) in the case of any Acquisition prior to the Compliance Event, the Majority Lenders shall have consented in writing to the consummation of such Acquisition."

                  (xiv)  The defined term "Significant Acquisition" in Section
                                           -----------------------
1.01 of the Credit Agreement shall be deleted in its entirety.

         (b) Section 2.01 of the Credit Agreement shall be amended as follows:

                  (i) Clause (ii) of subsection 2.01(a) of the Credit Agreement shall be amended and restated as follows:

                         "(ii) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the
               ----                                             ----
         Effective Amount of all L/C Obligations plus the Effective Amount of
                                                 ----
         all outstanding Term Loans shall not exceed the lesser of (A) the Aggregate Commitment and (B) from and after the Borrowing Base Agreement Date, the Borrowing Base then in effect."

                  (ii) Clause (ii) of subsection 2.01(b) of the Credit Agreement shall be amended and restated as follows:

                         "(ii) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the
               ----                                             ----
         Effective Amount of all L/C Obligations plus the Effective Amount of
                                                 ----
         all outstanding Term Loans shall not exceed the lesser of (A) the Aggregate Commitment and (B) from and after the Borrowing Base Agreement Date, the Borrowing Base then in effect."

                  (iii) Subsection (c) of Section 2.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

                         "(c) The Revolving Credit. Each Lender severally
                              --------------------
         agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time
                                            --------------
         on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name on
         Schedule 2.01 under the heading "Revolving Commitment" (such
         -------------
         amount, as the same may be reduced under Section 2.05 or Section
         2.08 or reduced or increased as a result of one or more assignments under
                                     5


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

         Section 11.08, such Lender's "Revolving Commitment"); provided,
                                       --------------------    --------
         however, that after giving effect to any Borrowing of Revolving Loans,
         -------
         (i) the Effective Amount of all outstanding Revolving Loans and Swingline Loans, and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Revolving Commitments;
         (ii) the Effective Amount of the Revolving Loans of any Lender, plus
                                                                         ----
         the participation of such Lender in the Effective Amount of all L/C Obligations and Swingline Loans, shall not at any time exceed such Lender's Revolving Commitment; and (iii) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline
                                     ----
         Loans plus the Effective Amount of all L/C Obligations plus the
               ----                                             ----
         Effective Amount of all outstanding Term Loans shall not exceed the lesser of (A) the Aggregate Commitment and (B) from and after the Borrowing Base Agreement Date, the Borrowing Base then in effect. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(c), prepay under Section 2.07 and reborrow under this subsection 2.01(c). Notwithstanding anything to the contrary in this subsection 2.01(c) or this Agreement, the aggregate outstanding principal amount of the Revolving Loans shall not exceed $150,000,000 (1) at any time prior to the Compliance Event,
         (2) at any time that the outstanding principal amount of the Term Loans exceeds $50,000,000 or (3) if the Borrowing Base is not then in effect."

         (c) Section 2.07 of the Credit Agreement shall be amended by deleting from the last sentence the following text: "or from the issuance of common stock or Permitted Preferred Stock of the Parent".

         (d) Subsection (d) of Section 2.08 of the Credit Agreement shall be redesignated as subsection "(f)" and new subsections "(d)" and "(e)" shall be added as follows:

                  "(d) Equity Issuance. If the Parent, the Company or any
                       ---------------
         Subsidiary shall issue common or preferred equity (other than to the Parent, the Company or any Subsidiary, and other than in connection with compensation of employees, directors or consultants), the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Parent, the Company or such Subsidiary in respect thereof. Promptly upon, and in no event later than one Business Day after, receipt by the Parent, the Company or such Subsidiary of Net Issuance Proceeds of such issuance, the Company shall prepay the Term Loans in an aggregate amount equal to the lesser of (i) the amount of such Net Issuance Proceeds and (ii) the Effective Amount of the outstanding Terms Loans. Notwithstanding the foregoing, after the Compliance Event, the Parent, the Company or any Subsidiary shall be permitted to use the Net Issuance Proceeds of any common or preferred equity issuance to repay, purchase, redeem or repurchase amounts outstanding under the Parent's 5% Convertible Subordinated Notes due 2002 in accordance with Section 8.14 until such notes are redeemed or repaid in full, whereupon all Net Issuance Proceeds from common or preferred equity issuances shall again be applied to prepay the Terms Loans as provided in the immediately preceding sentence."

                  "(e) Borrowing Base. If at any time the Effective Amount
                       --------------
         of all outstanding Revolving Loans plus the Effective Amount of all
                                            ----
         Swingline Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all outstanding Term Loans shall
         ----
         exceed the Borrowing Base, the Company, upon becoming aware of such excess,

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

         shall immediately prepay the outstanding principal amount of the Revolving Loans and any L/C Advances, in an amount equal to such excess and, if necessary, shall also prepay the outstanding principal amount of the Term Loans in an amount equal to any remaining excess, and, if necessary, shall also cash collateralize outstanding Letters of Credit in an amount equal to any remaining excess."

         (e) Subsection (b) of Section 2.16 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted.]."

         (f) Subsection (f) of Section 7.02 of the Credit Agreement shall be redesignated as subsection "(h)" and a new subsection "(f)" and subsection "(g)" shall be added as follows:

                  "(f) prior to the Borrowing Base Agreement Date, as soon as available and in any event not later than twenty (20) days after the end of each fiscal quarter, a certificate, in form and substance satisfactory to the Agent, setting forth gross accounts receivable and gross inventory of the Parent and its Subsidiaries on a consolidated basis as of such fiscal quarter-end, certified by a Responsible Officer of the Borrower as being accurate in all material respects and fairly presenting the information set forth therein; provided, however, that the failure to timely provide such
                  --------  -------
         certificate pursuant to this subsection 7.02(f) shall not constitute a Default or an Event of Default;"

                  "(g) from and after the Borrowing Base Agreement Date, as soon as available and in any event not later than (i) August 15, 2002 for the fiscal month ending June 29, 2002 and (ii) twenty (20) days after the end of each fiscal month commencing with the fiscal month ending July 27, 2002, (A) a completed Borrowing Base Certificate as of such fiscal month-end, and (B) such reports with respect to the Collateral included in the Borrowing Base as the Agent or the Majority Lenders reasonably shall request in connection therewith, in form and substance satisfactory to the Agent;"

         (g) The second sentence of Section 7.06 of the Credit Agreement shall be amended and restated as follows:

                  "All such insurance shall name the Agent as loss payee/ mortgagee and as additional insured, for the benefit of the Lenders, as their interest may appear."

         (h) An additional sentence shall be added to Section 7.10 at the end as follows:

                  "Without limiting the generality of the foregoing, the Parent and the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent to conduct, upon 10 days prior written notice, at the expense of the Company such periodic audits of the Collateral at such frequencies as the Agent or the Majority Lenders shall deem appropriate; provided, however, that no more than two such audits
                      --------  -------
         shall occur in any fiscal year unless an Event of Default has occurred and is continuing."

         (i) Clause (iv) of Section 7.12 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (j) Subsection (c) of Section 7.14 of the Credit Agreement shall be amended and restated as follows:

                  "(c) The parties agree and acknowledge that Mail-Well Trade Receivables Corporation ("Mail-Well Trade Receivables"), a special purpose Subsidiary of the Parent, shall not be required to be a Guarantor hereunder; provided that (1) the Parent and the
                                   --------
         Company shall use reasonable efforts to promptly cause substantially all of the remaining assets, lockboxes and deposit accounts of Mail-Well Trade Receivables to be transferred to the Company and (2) thereafter Mail-Well Trade Receivables shall remain a special purpose Subsidiary of the Parent with only nominal assets."

         (k) The parenthetical in the first paragraph of Section 8.01 of the Credit Agreement shall be amended and restated as follows:

         "(other than this Agreement, any other Loan Document and the Equipment Lease Facility Documents)"

         (l) Subsection (b) of Section 8.01 of the Credit Agreement shall be amended and restated as follows:

                  "(b) any Lien created under any Loan Document."

         (m) Subsection (d) of Section 8.02 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (n) Subsection (g) of Section 8.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

                  "(g) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of
                                         --------
         any disposition, no Event of Default shall exist or shall result from such disposition and the Parent shall be in full pro forma compliance with Section 8.21 after giving effect to such disposition, measured as of the last day of the fiscal quarter then most recently ended, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of the assets disposed of by the Parent, the Company and the Subsidiaries, together, pursuant to this subsection (g) shall not exceed in any fiscal year $50,000,000, (iv) prior to the Compliance Event, no dispositions of accounts or notes receivable shall be permitted under this subsection (g) unless in connection with the sale of all or substantially all of a business unit, division or subsidiary and such sale is otherwise permitted hereunder, and (v) after the Compliance Event, no dispositions of accounts or notes receivable shall be permitted under this subsection (g); provided
                                                                  --------
         further, however, that the restrictions set forth in clauses (iii)
         -------  -------
         and (v) of this subsection (g) shall not apply to the disposition of the following business units, divisions or Subsidiaries: (A) the Label group, (B) Curtis 1000, Inc., (C) [ * ], (D) [ * ] and (E) PrintXcel or, in the case of this clause (E), upon the prior written consent of the Agent, any other Subsidiary or division the sale of which would generate Net Proceeds similar to the Net Proceeds that would be generated by the sale of PrintXcel.

                  "Notwithstanding anything to the contrary in this Section 8.02, dispositions by the Loan Parties to any Subsidiaries that are not Guarantors which are otherwise permitted


[ * ] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF AN APPLICATION FOR CONFIDENTIAL TREATMENT AND IS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         under this Section 8.02 shall not exceed $15,000,000 in the aggregate in any fiscal year, exclusive of such dispositions undertaken in the ordinary course of business pursuant to normal business requirements."

         (o) Subsection (d) of Section 8.04 is amended and restated in its entirety as follows:

                  "(d) Permitted Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are undertaken after the
         --------
         Compliance Event, (ii) the principal amount of the Term Loans then outstanding is less than $100,000,000, (iii) the consideration consisting of cash or the assumption of Indebtedness given by the Parent, the Company and the Subsidiaries for all such Acquisitions in the aggregate may not exceed $30,000,000 in fiscal year 2002 and in each fiscal year thereafter, and (iv) the consideration consisting of the issuance of capital stock of the Parent, the Company and the Subsidiaries for all such Acquisitions in the aggregate shall not exceed $50,000,000 in fiscal year 2002 and in each fiscal year thereafter."

         (p) Subsection (f) of Section 8.05 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (q) Subsection (c) of Section 8.13 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (r) Section 8.14 of the Credit Agreement shall be amended and restated as follows:

                  "8.14 Certain Payments. The Parent and the Company shall
                        ----------------
         not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Subordinated Debt; or (ii) make any principal, interest or other payments on any Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents. Notwithstanding the foregoing, the Parent shall be permitted to (a) repay, purchase, redeem or repurchase in the open market some or all of the 5% Convertible Subordinated Notes due
         2002 using proceeds of Indebtedness permitted under subsection 8.05(j) or, after the Compliance Event, proceeds from the issuance of common stock or Permitted Preferred Stock of the Parent, provided that such proceeds are so used within 90 days of their
         --------
         receipt by the Parent, the Company or any Subsidiary, as the case may be; or (b) repay, purchase, redeem or repurchase in the open market some or all of the 5% Convertible Subordinated Notes due
         2002 with proceeds from Revolving Loans if all of the following conditions are satisfied: (i) the Compliance Event shall have occurred, (ii) the Borrowing Base shall then be in effect, (iii) after giving effect to such repayment, purchase, redemption or repurchase there shall be at least $25,000,000 of availability under the Borrowing Base then in effect, (iv) the then-outstanding principal amount of the Term Loans is less than $50,000,000 and (v) if only some (and not all) of the 5% Convertible Subordinated Notes due 2002 shall be repaid, purchased, redeemed or repurchased using proceeds of the Revolving Loans, then, concurrently therewith, the Parent shall repay, purchase, redeem or repurchase the remaining 5% Convertible Subordinated Notes due 2002 in a manner permitted under the immediately preceding clause (a) such that after giving effect thereto all Indebtedness outstanding under the 5% Convertible Subordinated Notes due 2002 shall have been paid in full. Notwithstanding the preceding clauses (a) and (b), no repayment, purchase, redemption or repurchase of the 5% Convertible Subordinated Notes due 2002 of the Parent or any other Subordinated Debt shall be permitted if (i) any Default or Event of Default then exists or would result therefrom or (ii) after giving effect to such repayment, purchase, redemption or repurchase, the Parent would not be in full pro forma compliance with Section 8.21, measured as of the last day of the fiscal quarter then most recently ended."

         (s) Subsection (a) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(a) The Parent shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than (i) $300,000,000, plus (ii) 75% of Consolidated Net Income for each
                       ----
         fiscal quarter (without giving effect to any net loss for any such period) ending after September 30, 1999, plus (iii) 100% of all Net
                                                  ----
         Issuance Proceeds for the issuance of equity of the Parent, the Company or any Subsidiary from and after September 30, 1999, minus
                                                                      -----
         (iv) pre-tax net losses of up to $90,000,000 in fiscal year 2001 resulting from book losses on dispositions recorded in fiscal year 2001, minus (v) pre-tax net losses for fiscal years 2001 and 2002
               -----
         resulting from restructuring charges in an aggregate amount of up to $100,000,000 subject to the limitations that (A) no more than $60,000,000 of such charges (cash and non-cash) may be subtracted in the calculation of minimum Consolidated Net Worth for fiscal year 2001, (B) no more than $40,000,000 of cash restructuring charges may be subtracted in the calculation of minimum Consolidated Net Worth for fiscal year 2001, and (C) no more than $55,000,000 of cash restructuring charges in the aggregate may be subtracted in the calculation of minimum Consolidated Net Worth for fiscal years 2001 and 2002."

         (t) Subsection (b) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(b) The Parent shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than (i)
         5.00 to 1.00 for the fiscal quarter ending on September 30, 2001,
         (ii) 5.25 to 1.00 for the fiscal quarters ending on December 31, 2001, and March 31, 2002, (iii) 4.50 to 1.00 for the fiscal quarters ending on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003, (iv) 4.25 to 1.00 for the fiscal quarters ending on June 30, 2003 and September 30, 2003 and (v) 4.00 to 1.00 for the fiscal quarter ending on December 31, 2003, and each fiscal quarter ending thereafter."

         (u) Subsection (c) of Section 8.21 of the Credit Agreement shall be amended and restated as follows:

                  "(c) The Parent shall not permit the Senior Leverage Ratio as of the last day of any fiscal quarter to be greater than (i)
         3.00 to 1.00 for the fiscal quarters ending

         September 30, 2001, December 31, 2001, and March 31, 2002, and (ii)
         2.50 to 1.00 for the fiscal quarter ending June 30, 2002, and each fiscal quarter ending thereafter."

         (v) Section 8.22 of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (w) Clause (iii) in subsection 9.01(e) of the Credit Agreement shall be deleted in its entirety and replaced with "[intentionally omitted]".

         (x) Subsection (a) of Section 11.08 of the Credit Agreement shall be amended and restated as follows:

                  "(a) Any Lender may, with the written consent of the Company and the Agent, the Issuing Bank and the Swingline Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the
          --------
         Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder; provided, however, that (i)
                                               --------  -------
         no written consent of the Company shall be required during the existence of a Default or an Event of Default; (ii) no written consent of the Company or the Agent, the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is (A) another Lender or an Affiliate of such Lender or (B) a fund that is administered or managed by (1) a Lender, (2) an Affiliate of a Lender or (3) an entity or an Affiliate of an entity that administers or manages a Lender; (iii) no written consent of the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation of Term Loans by a Lender; and
         (iv) except in connection with an assignment of all of a Lender's rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee shall be equal to or greater than $1,000,000; and provided further,
                                                     -------- -------
         however, that the Company and the Agent may continue to deal solely
         -------
         and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E
                                                           ---------
         ("Assignment and Acceptance"), together with any Note or Notes
           -------------------------
         subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as
         Schedule 1 to the Assignment and Acceptance, shall have been given
         ----------
         to the Company and the Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to the Agent a processing fee in the amount of $4,000 and (D) the Agent, the Company, the Issuing Bank and the Swingline Bank each shall have provided any required consent to such assignment in accordance with this Section. In connection with any assignment by BofA, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitments and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans. It is understood that any Lender may
         (1) assign its Tranche A Term Loans separately from its Revolving Loans, Revolving Commitment and Tranche B Term Loans, (2) assign its Tranche B Term Loans separately from its Revolving Loans, Revolving Commitment and Tranche A Term Loans; and (3) assign its Revolving Loans and Revolving Commitment separately from its Tranche A Term Loans and Tranche B Term Loans."

         (y)      The pricing grid attached as Annex I to the Credit Agreement
                                               -------
is amended and restated in its entirety in the form of Annex I hereto.
                                                       -------

         (z)      Schedule 1.01(A) to the Credit Agreement is amended and
                  ----------------
restated in its entirety in the form of Schedule 1.01(A) hereto.
                                        ----------------

3.       Representations and Warranties. The Parent and the Company hereby
         ------------------------------
represent and warrant to the Agent and the Lenders as follows:

         (a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Credit Agreement contemplated hereby).

         (b) The execution, delivery and performance by the Parent, the Company and the other Loan Parties of this Fourth Amendment and the Credit Agreement (as amended by this Fourth Amendment) have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

         (c) This Fourth Amendment and the Credit Agreement (as amended by this Fourth Amendment) constitute the legal, valid and binding obligations of the Parent, the Company and each other Loan Party, enforceable against it in accordance with their respective terms.

         (d) All representations and warranties of the Parent, the Company and the other Loan Parties contained in the Credit Agreement are true and correct (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that this subsection (d) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a) of the Credit
Agreement and to take into account any amendments to the Schedules to the Credit Agreement and other disclosures made in writing by the Parent or the Company to the Agent and the Lenders after the Closing Date and approved by the Agent and the Majority Lenders).

         (e) The Parent, the Company and each other Loan Party are entering into this Fourth Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Lenders or any other Person.

         (f) The Parent's, the Company's and each other Loan Party's obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

4.       Conditions of Effectiveness.
         ---------------------------

         (a) The effectiveness of Section 2 of this Fourth Amendment shall be subject to the satisfaction of each of the following conditions precedent:

                  (i) The Agent or Banc of America Securities LLC ("BAS") shall have received from the Company all amounts payable under that certain fee letter dated as of July 11, 2001, delivered by the Company to BAS in connection herewith.

                  (ii) The Agent shall have received from the Parent, the Company and each other Loan Party and the Majority Lenders a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Fourth Amendment.

                  (iii) The Agent shall have received all other documents it or the Majority Lenders may reasonably request relating to any matters relevant hereto, all in form and substance satisfactory to the Agent and the Majority Lenders.

                  (iv) The representations and warranties in Section 3 of this Fourth Amendment shall be true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

                  (v) The Agent shall have received a completed Update Certificate in the form of Exhibit K attached to the Credit Agreement for the
                           ---------
period commencing on February 18, 2000, through the Effective Date.

         (b) For purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has executed this Fourth Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         (c) From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

         (d) The Agent will notify the Parent, the Company and the Lenders of the occurrence of the Effective Date.

5.       Borrowing Base. Not later than August 15, 2002, the Loan Parties and
         --------------
the Agent shall have agreed to a Borrowing Base and a form of Borrowing Base Certificate, in each case, in form and substance satisfactory to the Agent and the Majority Lenders (such date on which the parties agree on such items, the "Borrowing Base Agreement Date"). The Agent, the Lenders and the Loan Parties hereby agree that the failure of the Borrowing Base Agreement Date to occur on or prior to August 15, 2002 shall constitute an immediate Event of Default under Section 9.01(c) of the Credit Agreement and for all purposes of the Credit Agreement and the other Loan Documents, unless the reason that the Borrowing Base Agreement Date does not occur on or prior to August 15, 2002 is the failure of the Agent and/or the Lenders to act in good faith.

6.       Consent of Guarantors. Each of the Parent and the other Guarantors,
         ---------------------
in its capacity as a Guarantor, acknowledges that its consent to this Fourth Amendment and the amendments to the Credit Agreement contemplated hereby is not required, but each of such Persons nevertheless does hereby consent to this Fourth Amendment and the amendments to the Credit Agreement contemplated hereby and to the documents and agreements referred to herein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty of the Parent or any of the other Guarantors or the Collateral Documents executed by the Parent or any of the other Guarantors in the Agent's and the Lenders' favor, or any other Loan Document executed by the Parent or any of the other Guarantors (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

7.       Miscellaneous.
         -------------

         (a) The Parent, the Company and each other Loan Party acknowledges and agrees that the execution and delivery by the Agent and the Majority Lenders of this Fourth Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

         (b) This Fourth Amendment and the Credit Agreement as amended by this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.

         (c) This Fourth Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent
                                                    --------
and the Lenders shall retain all rights arising under Federal law.

         (d) This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or any Loan Party shall bind such Lender or such Loan Party, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

         (e) This Fourth Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Fourth Amendment supersedes all prior drafts and communications with respect hereto. This Fourth Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

         (f) If any term or provision of this Fourth Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Fourth Amendment, the Credit Agreement or the other Loan Documents.

         (g) The Company agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Fourth Amendment.


                          [Signature pages follow.]

                   IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                                   MAIL-WELL, INC.


                                   By:  ___________________________________

                                   Title: _________________________________


                                   MAIL-WELL I CORPORATION


                                   By:  ___________________________________

                                   Title: _________________________________


                                   EACH SUBSIDIARY GUARANTOR LISTED ON
                                   ANNEX II


                                   By:  ___________________________________

                                   Title: _________________________________


                                   BANK OF AMERICA, N.A., as Agent, Issuing
                                   Bank, Swingline Bank and as a Lender


                                   By:  __________________________________

                                   Title: ________________________________


                                   [Other Lenders.]

                                   ANNEX I

                   To Fourth Amendment to Credit Agreement
                   ---------------------------------------

                                   ANNEX I
                                   -------

                                PRICING GRID
                                ------------

                  From the Effective Date (as such term is defined in the Fourth Amendment to the Credit Agreement dated as of August 7, 2001) until the date on which the Parent delivers a Compliance Certificate pursuant to
Section 7.02(b) of the Credit Agreement for the fiscal quarter ending June 30, 2001 (the "Initial Period"), the Applicable Margin and the Applicable
               --------------
Fee Amount shall be fixed at Level 5. From and after the last day of the Initial Period, the Applicable Margin and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the Total Leverage Ratio set forth in the most recently delivered Compliance Certificate delivered by the Parent pursuant to Section 7.02(b) of the Credit Agreement. Changes in the Applicable Margin and the Applicable Fee Amount resulting from a change in the Total Leverage Ratio shall become effective on the date of delivery by the Parent to the Agent of a new Compliance Certificate pursuant to Section 7.02(b), except that no such change shall take effect until the end of the Initial Period. If the Parent shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(b), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 6 until such time as the Parent delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(b). Notwithstanding the foregoing, the Applicable Margin for Tranche B Term Loans shall be, at Levels 1 through 5, 3.50% for Offshore Rate Loans and 2.25% for Base Rate Loans and, at Level 6, 3.75% for Offshore Rate Loans and 2.50% for Base Rate Loans.

================================================================================================================

                                               OFFSHORE RATE     BASE RATE         LETTER OF        COMMITMENT
    LEVEL            TOTAL LEVERAGE RATIO      SPREAD            SPREAD            CREDIT FEE       FEE

================================================================================================================

    Level 6          greater than or equal     3.50%             2.25%             3.50%            0.50%
                     to 4.75 to 1.00
----------------------------------------------------------------------------------------------------------------

    Level 5          greater than or equal     3.25%             2.00%             3.25%            0.50%
                     to 4.25 to 1.00 and
                     less than 4.75 to 1.00
----------------------------------------------------------------------------------------------------------------

    Level 4          greater than or equal     3.00%             1.75%             3.00%            0.50%
                     to 3.50 to 1.00 and
                     less than 4.25 to 1.00
----------------------------------------------------------------------------------------------------------------

    Level 3          greater than or equal     2.75%             1.50%             2.75%            0.50%
                     to 3.00 to 1.00 and
                     less than 3.50 to 1.00
----------------------------------------------------------------------------------------------------------------

    Level 2          greater than or equal     2.50%             1.25%             2.50%            0.50%
                     to 2.50 to 1.00 and
                     less than 3.00 to 1.00
----------------------------------------------------------------------------------------------------------------

    Level 1          less than 2.50 to 1.00    2.25%             1.00%             2.25%            0.50%
----------------------------------------------------------------------------------------------------------------

                                  ANNEX II

                   To Fourth Amendment to Credit Agreement
                   ---------------------------------------


ABP Books, Inc.
Curtis 1000, Inc.
Discount Labels, Inc.
Hill Graphics, Inc.
Mail-Well Canada Holdings, Inc.
Mail-Well Commercial Printing, Inc.
Mail-Well Europe Holdings, LLC
Mail-Well Label USA, Inc.
Mail-Well Mexico Holdings, Inc.
Mail-Well Services, Inc.
Mail-Well West, Inc.
National Graphics Company
Poser Business Forms, Inc.
Vanier Graphics Corporation
Wisco III, LLC